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                                                            EXHIBIT 10.11(k)

                                                                   EXHIBIT J



      1. Brookhurst may retain copies of records and documents containing the name and mark "BOSS" for archival purposes and may make (i) oral references,
(ii) the written references set forth in the Attachment hereto, and (iii) with the prior written approval of Hugo Boss, which shall not be unreasonably withheld, other written references to the name and mark "BOSS", in each such case in connection with its uniform business solely for purposes of describing the history of Brookhurst but shall not be used for sales or promotional purposes. In addition, Brookhurst may make reference to its past use of the name and mark BOSS in its financial statements and, to the extent required, in any public filing. In addition, posters bearing the Trademarks may be retained and displayed in the private offices of Brookhurst's executives but may not, under any circumstances, be displayed in any public areas of Brookhurst's business premises such as reception areas and showrooms.

      2. Isaacs Samples. Brookhurst owns approximately 4000 finished sportswear garments manufactured by Isaacs with a label that bears a BOSS logo in its possession, including but not limited to denim jeans, shorts, jackets, coats, skirts, crew neck shirts, sweat shirts, collar and placket shirts, blouses and hats (such garments referred to in this paragraph 2 being hereinafter referred to as the "Isaacs Samples"). Brookhurst shall permit Hugo Boss and/or its attorneys to (i) review; (ii) obtain two dozen Isaacs Samples at no cost to Hugo Boss; and (iii) purchase, at wholesale cost, any additional Isaacs Samples. Thereafter, Brookhurst may, only for a period of six months after the Closing Date, sell and distribute the Isaacs Samples in its possession; provided, however, that Brookhurst shall not sell or offer any Isaacs Samples for sale or resale (i) outside of the United States, its territories, possessions or commonwealths or (ii) to athletic stores whose primary product line is composed of products intended to be used in connection with golf, tennis, skiing, sailing, windsurfing, motor sports or any combination thereof, or at golf, tennis, skiing, sailing, windsurfing, or motor sports athletic events.

      3. Old Logo Samples. Brookhurst owns approximately 119 finished sportswear garments manufactured by or on behalf of Boss Sportswear (USA), Inc. and/or Boss Golf Company, Inc. with a label, logo and/or graphic image that bears a BOSS or BOSS AMERICA logo and/or label in a typestyle depicted on Exhibit A to the Court's June 13, 1993 order in Hugo Boss Fashions, Inc. v. Brookhurst, Inc., et al., 93 Civ. 0875 (S.D.N.Y.), including but not limited to crew neck shirts, sweat shirts, collar and placket shirts, hats, and jackets (such garments referred to in this paragraph 3 being hereinafter referred to as the "Old Logo Samples"). Brookhurst shall not sell or otherwise distribute the Old Logo Samples in its possession except in accordance with this paragraph 3. Brookhurst may retain and distribute to its executives and attorneys no more than twenty-four (24) Old Logo Samples. Brookhurst shall tender, at no cost to Hugo Boss, the remaining Old Logo Samples, and Hugo Boss within 60 days shall either donate the Old Logo Samples to charity, or otherwise dispose of the Old Logo Samples, in Hugo Boss' sole discretion. If Hugo Boss donates the Old Logo Samples to charity, Hugo Boss shall make reasonable efforts to obtain a receipt on behalf of Brookhurst evidencing


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such donation. If Hugo Boss fails to donate the Old Logo Samples to charity or dispose of them within 60 days, Brookhurst may donate such samples to the charity or charities of its choice.

      4. New Logo Samples. Brookhurst owns approximately _____ finished sportswear garments manufactured by or on behalf of Boss Sportswear (USA), Inc. and/or Boss Golf Company, Inc. with a label, logo and/or graphic image that bears a BOSS or BOSS AMERICA logo and/or label in a typestyle depicted in the Court's August 19, 1993 order, as amended, in Hugo Boss Fashions, Inc. v. Brookhurst, Inc., et al., 93 Civ. 0875 (S.D.N.Y.), including but not limited to crew neck shirts, sweat shirts, collar and placket shirts, hats, and jackets (such garments referred to in this paragraph 4 being hereinafter referred to as the "New Logo Samples"). Brookhurst shall permit Hugo Boss and/or its attorneys to (i) review; (ii) obtain two dozen New Logo Samples at no cost to Hugo Boss and (iii) purchase, at wholesale cost, any additional New Logo Samples. Thereafter, Brookhurst may, only for a period of six (6) months after the Closing Date, sell and distribute the New Logo Samples in its possession, provided; however, that neither Brookhurst nor any affiliate thereof shall sell, or offer any New Logo Samples for sale or resale (i) outside of the United States, its territories, possessions or commonwealths or (ii) to athletic stores whose primary product line is composed of products intended to be used in connection with golf, tennis, skiing, sailing, windsurfing, motor sports or any combination thereof or at golf, tennis, skiing, sailing, windsurfing, or motor sports athletic events.


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                             ATTACHMENT TO EXHIBIT J

From 1889 to 1997, Brookhurst and its predecessor companies manufactured and sold clothing under the Brookhurst BOSS label.